The Sample Company

Computershare
P.O. Box 43078
Providence, RI 02940-3078
Within USA, US territories & Canada XXX XXX XXXX
Outside USA, US territories & Canada XXX XXX XXXX
www.computershare.com

MR A SAMPLE
DESIGNATION (IF ANY)
ADD 1
ADD 2
ADD 3
ADD 4
ADD 5
ADD 6

Holder Account Number

C1234567890 JNT

Use a black pen. Print in CAPITAL letters inside the grey areas as shown in this example. A B C 1 2 3 X

Date Issued: DD MMM YYYY

Form W-9 Request for Taxpayer Identification Number and Certification

Dear Shareholder:

Our records indicate that your U.S. Social Security Number or Employer Identification Number is not certified. If this Form W-9 is not completed and returned, your account may be subject to backup withholding at the applicable tax rate on all dividends and sale proceeds.
For joint tenant accounts, the TIN provided must belong to the first owner listed above to avoid backup withholding.

A Taxpayer Identification Number (TIN)

Enter your TIN for the above registered name and address in the appropriate box. For individuals, this is your Social Security number (SSN). For other entities, it is your Employer Identification Number (EIN). COMPLETE ONLY ONE BOX.

Social Security Number ☐☐☐ ☐☐ ☐☐☐☐ OR Employer Identification Number ☐☐ ☐☐☐☐☐☐☐

B Federal Tax Classification

Check appropriate box (required)

☐ Individual/ Sole Proprietor ☐ C Corporation ☐ S Corporation ☐ Partnership ☐ Trust/ Estate

Limited Liability Company or Other Classification
If you are an LLC or Other Classification, do not complete this form. You must complete an IRS Form W-9. This form can be found on the IRS website at **www.irs.gov**. See "Limited Liability Company or Other Classification" on the back of this form for more information.

C Exempt Payee Code (if any)

If you are exempt from backup withholding, enter in the Exemptions box, any code that may apply to you.
See Exempt payee codes on the back of this form.

D Certification

Under penalties of perjury, I certify that:

1. The number shown on this form is my correct Taxpayer Identification Number, and
2. I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and
3. I am a U.S. citizen or other U.S. person (defined on reverse).
4. I am exempt from FATCA reporting (defined on reverse).

Certification Instructions. You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return.

This form must be signed and dated for us to accept as proper certification.

Sign Here Signature of U.S. Person - Please keep signature within the box | Date (mm/dd/yyyy) / / | Daytime Telephone Number

Send form to Computershare. Do not send to the IRS.

20UW9 COY

01QDGA